Exhibit 10.6

AMENDMENT

TO THE

MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of October 24, 2012, between FARM CREDIT SERVICES OF MID-AMERICA, FLCA (“FLCA”), FARM CREDIT SERVICES OF MID-AMERICA, PCA (“PCA”), and Green Plains Obion LLC,  Rives, Tennessee (the “Company”).

BACKGROUND

FLCA, PCA and the Company are parties to a Master Loan Agreement dated June 13, 2011 (such agreement is hereinafter referred to as the “MLA”).  Hereinafter, the term “Farm Credit” shall mean FLCA, PCA or both, as applicable in the context.  Farm Credit and the Company now desire to amend the MLA.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:

1.Section 11(C) of the MLA is hereby amended and restated to read as follows:

SECTION 11.Financial Covenants.    Unless otherwise agreed to in writing, while this agreement is in effect:

(C)Debt Service Coverage Ratio.  Beginning with the fiscal year ending December 31, 2013, the Company will have at the end of each fiscal year of the Company, a "Debt Service Coverage Ratio" (as defined below) for that year of not less than 1.0 to 1.00.  For purposes hereof, the term "Debt Service Coverage Ratio" shall mean the following (all as calculated for the most current year-end in accordance with GAAP consistently applied): (i) net income (before taxes), plus depreciation and amortization, plus new equity injection(s), less fixed asset purchases above the capital expenditure limit as defined in Section 10(I) of this agreement; divided by (ii) all current portion of long term debt for the prior period (all scheduled long term debt payments, but not to include any Free Cash Flow payments as defined in Section 5 of the applicable Supplement).

2.Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

(Signatures on following page)

Exhibit 10.6

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF MID-AMERICA, FLCA		GREEN PLAINS OBION LLC
By:	/s/ Ralph M. Bowman	By:	/s/ Jerry L. Peters

Title:	Vice President	Title:	Chief Financial Officer

FARM CREDIT SERVICES OF MID-AMERICA, PCA
By:	/s/ Ralph M. Bowman

Title:	Vice President